EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders

Free and Clear Equity, Inc.

(A Development Stage Company)

Indianapolis, Indiana

We hereby consent to the inclusion in this Registration Statement on Form S-11 (Amendment No. 2) of our report dated April 8, 2011 relating to the financial statements as of December 31, 2010 and for the period from July 27, 2010 (inception) to December 31, 2010. We also consent to the reference to our firm under the heading “Experts” appearing therein.

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

June 28, 2011